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                                                                    Exhibit 99.1

[Graphic Omitted]  IMPAX
                   LABORATORIES, INC.

Company Contacts:                      Investor Relations Contacts:
IMPAX Laboratories, Inc.               Lippert/Heilshorn & Associates, Inc.
Barry R. Edwards, Co-CEO               Kim Sutton Golodetz (kgolodetz@lhai.com)
(215) 289-2220 Ext. 1771               (212) 838-3777
Larry Hsu, Ph.D. President             Bruce Voss (bvoss@lhai.com)
(510) 476-2000 Ext. 1111               (310) 691-7100
Cornel C. Spiegler, CFO                www.lhai.com
(215) 289-2220 Ext. 1706
www.impaxlabs.com

  IMPAX COMMENTS ON ALZA'S LAWSUIT RELATED TO GENERIC VERSION OF DITROPAN(R)XL

HAYWARD, Calif. (September 9, 2003) - IMPAX Laboratories, Inc. (NASDAQ NM: IPXL) today announced that Alza Corporation, a Johnson & Johnson (NYSE:JNJ) unit, has filed a lawsuit against the Company in the United States District Court, Northern District of California alleging patent infringement related to IMPAX's filing of an Abbreviated New Drug Application (ANDA) for a generic version of Ditropan XL (Oxybutynin Chloride) Tablets, 15 mg.

Ditropan XL Tablets are used for the treatment of overactive bladder with symptoms of urge urinary incontinence, urgency, and frequency. According to NDCHealth, U.S. sales of Ditropan XL Tablets, 15 mg were $45 million for the 12 months ended July 31, 2003. Additionally, IMPAX has filed for generic versions of Ditropan XL Tablets, 5 mg and 10 mg whose U.S. sales were $305 million for the 12 months ended July 31, 2003 according to NDCHealth.

The U.S. Food and Drug Administration (FDA) accepted for review IMPAX's application to market a generic version of Alza's Ditropan XL Tablets, 15 mg in June 2003. IMPAX's submission included a Paragraph IV certification stating the Company believes its product does not infringe upon Alza's listed patents.

Barry R. Edwards, Co-Chief Executive Officer of IMPAX Laboratories, commented, "This type of lawsuit is standard practice in the industry and we are not surprised that Alza filed this action. It has become a routine part of the process we need to go through in getting these complex generic products to market. We believe our product as formulated does not infringe upon Alza's patents and will provide a safe, effective and economical alternative in the marketplace. We will proceed accordingly to defend our application."

IMPAX currently has 18 applications pending at the FDA, including four tentatively approved, which address approximately $7.1 billion in U.S. branded product sales for the twelve months ended July 31, 2003. Fifteen of these filings were made under Paragraph IV of the Hatch-Waxman Amendments.
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IMPAX Laboratories, Inc. is a technology based specialty pharmaceutical company applying its formulation expertise and drug delivery technology to the development of controlled-release and specialty generics in addition to the development of branded products. IMPAX markets its generic products through its Global Pharmaceuticals division and intends to market its branded products through the IMPAX Pharmaceuticals division. Additionally, where strategically appropriate, IMPAX has developed marketing partnerships to fully leverage its technology platform. IMPAX Laboratories is headquartered in Hayward, California, and has a full range of capabilities in its Hayward and Philadelphia facilities. For more information, please visit the Company's Web site at: www.impaxlabs.com.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995:
To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking in nature and express the beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause Impax's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, Impax's ability to obtain sufficient capital to fund its operations, the difficulty of predicting FDA filings and approvals, consumer acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, Impax's ability to successfully develop and commercialize pharmaceutical products, Impax's reliance on key strategic alliances, the uncertainty of patent litigation, the availability of raw materials, the regulatory environment, dependence on patent and other protection for innovative products, exposure to product liability claims, fluctuations in operating results and other risks detailed from time to time in Impax's filings with the Securities and Exchange Commission. Forward-looking statements speak only as to the date on which they are made, and Impax undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.

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